Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman
Senior Vice President - Finance
Horace Mann Educators Corporation
(217) 788-5708
www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR THIRD QUARTER

SPRINGFIELD, Ill., November 3, 2004 — Horace Mann Educators Corporation (NYSE:HMN) today reported a net loss of $12.6 million (30 cents per share) and net income of $28.0 million (65 cents per share), respectively, for the three and nine months ended September 30, 2004, compared to net losses of $14.3 million (34 cents per share) and $4.1 million (10 cents per share) for the same periods in 2003. Included in the net income and losses were net realized gains on securities of $4.8 million ($3.1 million after tax, or 7 cents per share) and $9.3 million ($6.0 million after tax, or 14 cents per share) for the third quarter and first nine months of 2004, respectively, compared to net realized gains of $7.2 million ($4.7 million after tax, or 10 cents per share) and $4.7 million ($3.1 million after tax, or 6 cents per share) for the three and nine months ended September 30, 2003, respectively. All per-share amounts are stated on a diluted basis.

“Horace Mann’s net loss reported for the third quarter of 2004 reflects the impact of the four devastating hurricanes which drove an unprecedented level of net catastrophe costs for the company — $39 million after tax for the quarter,” said Louis G. Lower II, President and Chief Executive Officer. “Our underlying non-catastrophe property and casualty results continued to gain traction, benefiting from additional underwriting and pricing actions taken over the last several quarters, ongoing improvements in claims processes, and cost containment initiatives. In addition, our property and casualty results this year have been helped by the absence of adverse prior years’ reserve development and by the relatively low level of non-catastrophe claim frequencies enjoyed by the industry as a whole,” Lower added.

“As previously indicated, our estimate of full year 2004 net income before realized investment gains and losses is between 85 cents and $1.00 per share,” said Lower. “This projection reflects our favorable underwriting trends and incorporates the higher level of catastrophe losses experienced this year.”

Segment Earnings

The property and casualty segment recorded a net loss of $21.3 million for the quarter and net income of $7.0 million for the nine months primarily due to the factors cited above. In 2003, adverse development of prior years’ property and casualty reserves resulted in net losses for the segment of $22.1 million and $20.0 million for the three and nine months, respectively. (Additional comparative information excluding catastrophe costs and reserve development, which is also meaningful to assess the reported periods’ underlying property and casualty results, is on page 3A of the numerical exhibits.)

Net income for the annuity segment declined $0.4 million compared to the third quarter of 2003, primarily due to the impact of valuations of deferred policy acquisition costs and value of acquired insurance in force. For the first nine months of 2004, annuity net income increased $0.4 million compared to prior year. Life segment net income increased $2.7 million and $1.5 million compared to the three and nine months ended September 30, 2003, respectively, due primarily to growth in income from partner company product sales, favorable mortality experience and improved group insurance earnings. The current quarter also benefited from the valuation of deferred policy acquisition costs, while this valuation decreased income compared to the first nine months of 2003.

Reflecting the property and casualty net losses recorded in the third quarter, the company revised its 2004 estimated annual effective income tax rate on income before realized investment gains and losses to approximately 21 percent compared to the prior estimate of approximately 28 percent.

Revenue Highlights

The company’s premiums written and contract deposits increased 2 percent and 7 percent compared to the quarter and nine months of the prior year, respectively, reflecting significant year-to-date growth in new annuity deposits and rate increases in the property and automobile lines. While life segment insurance premiums and contract deposits decreased slightly compared to the first nine months of 2003, total life annualized new sales, including partner products, increased 23 percent.

New annuity deposits increased 1 percent and 17 percent over the third quarter and first nine months of 2003, respectively, primarily due to growth in new single premium and rollover deposits. In addition, the 12-month retention ratio for fixed and variable accumulated annuity deposits improved to approximately 95 and 93 percent, respectively.

Sales and Distribution

Total new annuity sales increased 34 percent compared to the first nine months of 2003, including growth of 31 percent in new sales by Horace Mann career agents. While annuity production from independent agents in the quarter was lower than in the first and second quarters of 2004, independent agent sales in the first nine months of 2004 were 52 percent greater than the level produced in the nine months ended September 30, 2003.

Horace Mann’s career agency force totaled 800 agents at September 30, 2004. “While the agency force is smaller than it was a year ago, the number of experienced agents has increased for the two most recent quarters, average agent productivity is up 24 percent for both the quarter and nine months, and career agent annualized new sales increased 15 percent compared to the first nine months of 2003,” Lower said.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides retirement annuities, life insurance, property/casualty insurance, and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. Horace Mann is publicly traded on the New York Stock Exchange as HMN. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the company’s public filings with the Securities and Exchange Commission.

# # #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights

(Dollars in Millions, Except Per Share Data)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
DIGEST OF EARNINGS
Net income (loss)	$(12.6)	$(14.3)		$28.0	$(4.1)

Net income (loss) per share:
Basic	$(0.30)	$(0.34)		$0.65	$(0.10)
Diluted	$(0.30)	$(0.34)		$0.65	$(0.10)

Weighted average number of shares and equivalent shares:
Basic	42.8	42.7		42.7	42.7
Diluted	43.0	42.9		43.0	42.9

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits (A)	$255.5	$251.4	1.6%	$756.4	$705.7	7.2%

Return on equity (B)				9.5%	1.8%

Property & Casualty GAAP combined ratio	130.5%	127.4%		104.7%	112.6%

Property & Casualty GAAP combined ratio before catastrophes	87.3%	123.0%		89.6%	107.7%

Experienced agents				519	498	4.2%
Financed agents				281	401	-29.9%
Total agents				800	899	-11.0%

Additional Per Share Information

Dividends paid	$0.105	$0.105	—	$0.315	$0.315	—

Book value (C)				$12.76	$12.47	2.3%

Financial Position

Total assets				$5,753.0	$5,296.4	8.6%
Short-term debt				25.0	—
Long-term debt				144.7	144.7
Total shareholders’ equity				545.9	532.8	2.5%

(A)	As a result of catastrophes in the third quarter of 2004, the Company incurred $4.0 million of additional ceded premiums to reinstate its property and casualty catastrophe reinsurance coverage. Excluding these reinstatement premiums, the growth rates were 3.2% and 7.8% for the three and nine months ended September 30, 2004, respectively.
(B)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(C)	Before the market value adjustment for investments, book value per share was $10.83 at September 30, 2004 and $10.07 at September 30, 2003. Ending shares outstanding were 42,794,753 at September 30, 2004, 42,721,940 at December 31, 2003 and 42,721,940 at September 30, 2003.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
STATEMENTS OF OPERATIONS
Insurance premiums written and contract deposits (A)	$255.5	$251.4	1.6%	$756.4	$705.7	7.2%

Insurance premiums and contract charges earned (A)	$165.1	$158.3	4.3%	$501.8	$478.0	5.0%
Net investment income	48.0	45.4	5.7%	143.5	138.5	3.6%
Realized investment gains	4.8	7.2		9.3	4.7
Total revenues	217.9	210.9	3.3%	654.6	621.2	5.4%

Benefits, claims and settlement expenses	159.5	148.4		377.9	388.6
Interest credited	27.3	25.9		80.6	76.8
Policy acquisition expenses amortized	18.0	16.7		51.8	50.3
Operating expenses	30.2	32.6	-7.4%	98.4	99.2	-0.8%
Amortization of intangible assets	1.3	2.3		3.8	4.8
Interest expense	1.7	1.6		5.1	4.7
Restructuring charge adjustment	—	(0.4)		—	(0.4)

Total benefits, losses and expenses	238.0	227.1	4.8%	617.6	624.0	-1.0%

Income (loss) before income taxes	(20.1)	(16.2)		37.0	(2.8)
Income tax expense (benefit)	(7.5)	(1.9)		9.0	1.3

Net income (loss)	$(12.6)	$(14.3)		$28.0	$(4.1)

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS (A)

Property & Casualty
Automobile and property (voluntary)	$143.6	$145.2	-1.1%	$420.4	$410.2	2.5%
Involuntary and other property & casualty	7.7	1.4		9.0	1.7

Total Property & Casualty	151.3	146.6	3.2%	429.4	411.9	4.2%

Annuity deposits	78.4	78.0	0.5%	248.4	212.3	17.0%

Life	25.8	26.8	-3.7%	78.6	81.5	-3.6%
Total	$255.5	$251.4	1.6%	$756.4	$705.7	7.2%
ANALYSIS OF NET INCOME (LOSS)

Property & Casualty
Before catastrophes	$17.4	$(18.4)		$48.1	$(7.6)
Catastrophe costs, after tax (B)	(38.7)	(3.7)		(41.1)	(12.4)

Total Property & Casualty	(21.3)	(22.1)		7.0	(20.0)

Annuity	2.5	2.9	-13.8%	9.1	8.7	4.6%

Life	4.8	2.1	128.6%	11.1	9.6	15.6%

Corporate and other (C)	1.4	2.8		0.8	(2.4)
Net income (loss)	(12.6)	(14.3)		28.0	(4.1)

(A)	See additional information on pages 1 and 3 regarding the effects of property and casualty catastrophe reinsurance reinstatement premiums.
(B)	Net of anticipated recoveries from the Florida Hurricane Catastrophe Fund and the Company’s underlying catastrophe reinsurance program. Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(C)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
PROPERTY & CASUALTY, also see page 3A

Premiums written	$151.3	$146.6	3.2%	$429.4	$411.9	4.2%
Premiums earned	136.5	130.3	4.8%	417.5	395.7	5.5%
Net investment income	8.5	7.9	7.6%	25.5	23.9	6.7%
Losses and loss adjustment expenses (LAE)	147.8	135.5		344.1	353.0
Operating expenses (includes policy acquisition expenses amortized)	30.3	30.7	-1.3%	93.5	93.3	0.2%
Income (loss) before tax	(33.1)	(28.0)		5.4	(26.7)
Net income (loss)	(21.3)	(22.1)		7.0	(20.0)

Net investment income, after tax	7.3	6.6	10.6%	21.6	19.6	10.2%

Catastrophe costs, after tax (A)	38.7	3.7		41.1	12.4
Catastrophe losses and LAE, before tax	55.5	5.7		59.2	19.2
Reinsurance reinstatement premiums, before tax	4.0	—		4.0	—

GAAP operating statistics:
Loss and loss adjustment expense ratio	108.3%	104.0%		82.4%	89.2%
Expense ratio	22.2%	23.4%		22.3%	23.4%
Combined ratio	130.5%	127.4%		104.7%	112.6%

Combined ratio before catastrophes	87.3%	123.0%		89.6%	107.7%

Automobile and property detail:
Premiums written (voluntary), before reinstatement premiums	$147.6	$145.2	1.7%	$424.4	$410.2	3.5%
Premiums written (voluntary), after reinstatement premiums	143.6	145.2	-1.1%	420.4	410.2	2.5%
Automobile	102.6	101.9	0.7%	304.7	298.2	2.2%
Property	41.0	43.3	-5.3%	115.7	112.0	3.3%

Premiums earned (voluntary), before reinstatement premiums	$138.8	$134.8	3.0%	$415.7	$396.0	5.0%
Premiums earned (voluntary), after reinstatement premiums	134.8	134.8	—	411.7	396.0	4.0%
Automobile	101.1	98.6	2.5%	302.7	290.6	4.2%
Property	33.7	36.2	-6.9%	109.0	105.4	3.4%

Policies in force (voluntary) (in thousands)				827	852	-2.9%
Automobile				553	574	-3.7%
Property				274	278	-1.4%

Voluntary automobile GAAP operating statistics:
Loss and loss adjustment expense ratio	73.1%	107.8%		72.5%	89.0%
Expense ratio	21.7%	22.8%		22.0%	22.7%
Combined ratio	94.8%	130.6%		94.5%	111.7%

Combined ratio before catastrophes	91.9%	129.7%		93.4%	110.4%

Total property GAAP operating statistics:
Loss and loss adjustment expense ratio	215.9%	83.1%		107.8%	87.6%
Expense ratio	23.7%	24.1%		22.7%	24.9%
Combined ratio	239.6%	107.2%		130.5%	112.5%

Combined ratio before catastrophes	72.2%	93.8%		76.0%	97.9%

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$—	$(27.4)		$—	$(43.2)
Total property	—	(1.6)		—	(0.5)
Other property and casualty	—	(1.1)		—	(0.6)

Total	—	(30.1)		—	(44.3)

(A)	Net of anticipated recoveries from the Florida Hurricane Catastrophe Fund and the Company’s underlying catastrophe reinsurance program. Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
PROPERTY & CASUALTY - continued

Results excluding the effects of catastrophe costs (losses, LAE and catastrophe reinsurance reinstatement premiums) and development of prior years’ reserves identified on page 3. (A)

Premiums written	$155.3	$146.6	5.9%	$433.4	$411.9	5.2%
Premiums earned	140.5	130.3	7.8%	421.5	395.7	6.5%
Net investment income	8.5	7.9	7.6%	25.5	23.9	6.7%
Losses and loss adjustment expenses (LAE)	92.3	99.7		284.9	289.5
Operating expenses (includes policy acquisition expenses amortized)	30.3	30.7	-1.3%	93.5	93.3	0.2%
Income before tax	26.4	7.8		68.6	36.8

Operating statistics:
Loss and loss adjustment expense ratio	65.7%	76.5%		67.6%	73.1%
Expense ratio	21.6%	23.4%		22.0%	23.4%
Combined ratio	87.3%	99.9%		89.6%	96.5%

Automobile and property detail:
Premiums written (voluntary)	$147.6	$145.2	1.7%	$424.4	$410.2	3.5%
Automobile	102.6	101.9	0.7%	304.7	298.2	2.2%
Property	45.0	43.3	3.9%	119.7	112.0	6.9%

Premiums earned (voluntary)	$138.8	$134.8	3.0%	$415.7	$396.0	5.0%
Automobile	101.1	98.6	2.5%	302.7	290.6	4.2%
Property	37.7	36.2	4.1%	113.0	105.4	7.2%

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	70.2%	79.1%		71.4%	72.8%
Expense ratio	21.7%	22.8%		22.0%	22.7%
Combined ratio	91.9%	101.9%		93.4%	95.5%

Total property operating statistics:
Loss and loss adjustment expense ratio	51.1%	65.2%		54.2%	72.5%
Expense ratio	21.1%	24.1%		21.8%	24.9%
Combined ratio	72.2%	89.3%		76.0%	97.4%

(A)	As a supplement to reported results, this information is meaningful to assess the reported periods’ underlying property and casualty results.

- 3A -

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
ANNUITY

Contract deposits	$78.4	$78.0	0.5%	$248.4	$212.3	17.0%
Variable	29.3	25.3	15.8%	95.1	79.0	20.4%
Fixed	49.1	52.7	-6.8%	153.3	133.3	15.0%
Contract charges earned	4.1	3.9	5.1%	12.4	10.6	17.0%
Net investment income	27.5	26.0	5.8%	81.7	78.1	4.6%
Net interest margin (without realized gains)	8.5	8.1	4.9%	25.7	24.9	3.2%
Net margin (includes fees and contract charges earned)	13.1	12.5	4.8%	39.7	36.9	7.6%
Mortality gain (loss) and other reserve changes	(0.7)	(0.2)		(1.4)	(0.7)
Operating expenses (includes policy acquisition expenses amortized)	7.8	6.2	25.8%	22.3	19.8	12.6%
Income before tax and amortization of intangible assets	4.6	6.1	-24.6%	16.0	16.4	-2.4%
Amortization of intangible assets	0.9	1.9		2.6	3.6
Income before tax	3.7	4.2		13.4	12.8
Net income	2.5	2.9	-13.8%	9.1	8.7	4.6%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(0.8)	$1.2		$(0.4)	$1.0
Value of acquired insurance in force	(0.1)	(0.9)		—	(0.8)
Guaranteed minimum death benefit reserve	(0.1)	0.1		—	0.3

Annuity contracts in force (in thousands)				156	150	4.0%
Accumulated value on deposit				$2,934.9	$2,647.1	10.9%
Variable				1,146.3	1,031.9	11.1%
Fixed				1,788.6	1,615.2	10.7%
Annuity accumulated value retention - 12 months
Variable accumulations				93.2%	92.4%
Fixed accumulations				95.5%	94.9%

LIFE

Premiums and contract deposits	$25.8	$26.8	-3.7%	$78.6	$81.5	-3.6%
Premiums and contract charges earned	24.5	24.1	1.7%	71.9	71.7	0.3%
Net investment income	12.3	11.9	3.4%	37.2	37.4	-0.5%
Income before tax	7.4	3.2		17.2	14.8
Net income	4.8	2.1	128.6%	11.1	9.6	15.6%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$0.3	$(0.2)		$(0.4)	$—

Life policies in force (in thousands)				252	260	-3.1%
Life insurance in force (in millions)				$13,178	$13,212	-0.3%
Lapse ratio - 12 months (Ordinary life insurance)				7.4%	8.1%

CORPORATE AND OTHER (A)

Components of gain (loss) before tax:
Realized investment gains	$4.8	$7.2		$9.3	$4.7
Interest expense	(1.7)	(1.6)		(5.1)	(4.7)
Restructuring charge adjustment	—	0.4		—	0.4
Other operating expenses	(1.2)	(1.6)		(3.2)	(4.1)
Income (loss) before tax	1.9	4.4		1.0	(3.7)
Net income (loss)	1.4	2.8		0.8	(2.4)

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at market (amortized cost 2004, $2,662.2; 2003, $2,419.7)				$2,782.2	$2,554.8
Short-term investments				28.7	56.0
Short-term investments, securities lending collateral				445.1	433.9
Policy loans and other				82.3	79.5

Total Annuity and Life investments				3,338.3	3,124.2	6.9%

Property & Casualty
Fixed maturities, at market (amortized cost 2004, $690.6; 2003, $584.4)				706.9	615.3
Short-term investments				14.1	3.1
Short-term investments, securities lending collateral				1.8	—
Other				0.6	2.5

Total Property & Casualty investments				723.4	620.9	16.5%

Corporate investments				0.4	8.7

Total investments				4,062.1	3,753.8	8.2%

Net investment income
Before tax	$48.0	$45.4	5.7%	$143.5	$138.5	3.6%
After tax	32.9	31.0	6.1%	98.3	94.1	4.5%

Realized investment gains (losses) by investment portfolio included in Corporate and Other segment income
Property & Casualty	$2.8	$0.7		$4.9	$(0.8)
Annuity	1.5	4.2		3.7	5.6
Life	0.5	2.3		0.7	(0.1)
Corporate and Other	—	—		—	—
Total, before tax	4.8	7.2		9.3	4.7
Total, after tax	3.1	4.7		6.0	3.1
Per share, diluted	$0.07	$0.10		$0.14	$0.06

OTHER INFORMATION

End of period goodwill asset				$47.4	$47.4

Property and casualty net reserves as of:
September 30, 2004				$398.9
June 30, 2004				332.9
March 31, 2004				326.9
December 31, 2003				320.9
September 30, 2003				308.0
June 30, 2003				285.4
March 31, 2003				275.7
December 31, 2002				272.6
December 31, 2001				272.0
December 31, 2000				249.8
December 31, 1999				235.4